Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-139645 and 333-122812 on Form S-3, and Registration Statement No. 333-139128 on Form S-8, of our report dated June 9, 2006, appearing in this Annual Report on Form 10-K of Jamba, Inc. (formerly Services Acquisition Corp. International) for fiscal year ended January 1, 2008.

/s/ Morrison, Brown, Argiz & Farra, LLP

Miami, Florida March 12, 2008